EXHIBIT 99.1

PRESSRELEASE www.HelixESG.com

Helix Energy Solutions Group, Inc.  ·  3505 W. Sam Houston Parkway N., Suite 400  ·  Houston, TX 77043  · 281-618-0400  ·  fax: 281-618-0505

For Immediate Release			20-004

Date: March 11, 2020	Contact:	Erik Staffeldt
Executive Vice President & CFO

Helix Extends Credit Agreement

HOUSTON, TX - Helix Energy Solutions Group, Inc. (“Helix”) (NYSE: HLX) announced today that it has amended its existing credit agreement dated as of September 26, 2014 with Nordea Bank ABP and the lender parties thereto (the “Credit Agreement”) related to its Q5000 vessel. The amendment extends the final maturity date of the term loan made under the Credit Agreement from April 30, 2020 to January 31, 2021.
Erik Staffeldt, Executive Vice President and Chief Financial Officer of Helix, stated, “The purpose of this extension is to align the maturity of the term loan with our expected cash flow generation in the second half of 2020.  The short-term extension is consistent with our stated goals of reducing our debt and carefully managing our balance sheet and liquidity position. We thank our bank syndicate members for their support during this period of market volatility.”
About Helix
Helix Energy Solutions Group, Inc., headquartered in Houston, Texas, is an international offshore energy services company that provides specialty services to the offshore energy industry, with a focus on well intervention and robotics operations. For more information about Helix, please visit our website at www.HelixESG.com.
Forward-Looking Statements
This press release contains forward-looking statements that involve risks, uncertainties and assumptions that could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, any statements regarding our strategy; any statements regarding visibility and future utilization; any projections of financial items; any statements regarding future operations expenditures; any statements regarding the plans, strategies and objectives of management for future operations; any statements regarding our ability to enter into and/or perform commercial contracts; any statements concerning developments; any statements regarding future economic conditions or performance; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements are subject to a number of known and unknown risks, uncertainties and other factors that could cause results to differ materially from those in the forward-looking statements, including but not limited to market conditions; results from acquired properties; demand for our services; the performance of contracts by suppliers, customers and partners; actions by governmental and regulatory authorities; operating hazards and delays, which include delays in delivery, chartering or customer acceptance of assets or terms of their acceptance; our ultimate ability to realize current backlog; employee management issues; complexities of global political and economic developments; geologic risks; volatility of oil and gas prices and other risks described from time to time in our reports filed with the Securities and Exchange Commission (“SEC”), including our most recently filed Annual Report on Form 10-K and in our other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. We assume no obligation and do not intend to update these forward-looking statements except as required by the securities laws.
Social Media
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